UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      February 11, 2013

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon		97204
(Address of principal executive offices)		(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2013, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of StanCorp Financial Group, Inc. (the “Company”) granted restricted stock units (“RSUs”) to the executive officers of the Company pursuant to Section 7 of the 2002 Stock Incentive Plan (the “Plan”). An RSU obligates the Company upon vesting of the RSU to issue to the RSU holder one share of Common Stock. The RSUs become vested for 100% of the shares covered by each award on December 31, 2015, upon the earlier death or disability of the RSU holder, or if the RSU holder becomes entitled to severance benefits under his or her change of control agreement with the Company. Any RSUs that are not vested, or do not become vested, upon termination of employment will be forfeited. The form of Restricted Stock Unit Award Agreement used for these awards is filed as Exhibit 10.1 and incorporated by reference herein.

RSUs were granted on February 11, 2013 for the following number of shares to the following executive officers, who are the only RSU recipients that were listed in the Summary Compensation Table of the Company’s most recent proxy statement:

Name	RSU Granted
J. Greg Ness	16,083
Floyd F. Chadee	4,752
James B. Harbolt	3,290
Scott A. Hibbs	3,107
Daniel J. McMillan	3,290

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Form of StanCorp Financial Group, Inc. Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: February 14, 2013

/s/ Robert M. Erickson
Robert M. Erickson
Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

* 10.1	Form of StanCorp Financial Group, Inc. Restricted Stock Unit Award Agreement

* Filed herewith